SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                January 11, 2001
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



                           Delaware 0-28538 13-5630895
 -------------------------------------------------------------------------------
                    (State or other (Commission (IRS Employer
                   jurisdiction of File Number) Identification
                             incorporation) Number)



                   1999 Broadway, Suite 4300, Denver, CO 80202
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

         On January 11, 2001 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding the use of titanium suspension springs on the 2001 model year Volkswagen Lupo FSI.


Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

        (c) Exhibits

    Item No.    Exhibit List
    --------    ----------------------------------------------------------------

    99.1        Press Release dated January 11, 2001 issued by Registrant.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TITANIUM METALS CORPORATION
                                    (Registrant)




                                      By: /s/ Robert E. Musgraves
                                      ------------------------------
                                      Robert E. Musgraves
                                      Executive Vice President and
                                          General Counsel


Date: January 11, 2001

                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                             CONTACT:

Titanium Metals Corporation                        Mark A. Wallace
1999 Broadway, Suite 4300                          Executive Vice President
Denver, Colorado 80202                               and Chief Financial Officer
                                                   (303) 296-5615

           TIMET ANNOUNCES INTRODUCTION OF TITANIUM SUSPENSION SPRINGS

     DENVER, COLORADO . . . January 11, 2001 . . . Titanium MetalsCorporation ("TIMET") (NYSE: TIE), together with Volkswagen AG, announced the use of titanium suspension springs on the 2001 model year Volkswagen Lupo FSI. This marks the first use of titanium springs in a production vehicle.

         The Lupo FSI is marketed as the first car produced in Europe with gasoline direct injection and the lowest fuel consumption gasoline car in the world, achieving 48 miles per gallon. Volkswagen currently expects to manufacture up to 3,500 of the 2001 model year FSI Lupos.

         The Volkswagen Lupo springs, produced from TIMET's patented TIMETAL(R) LCB alloy, contributed to the 180 lb. (82 kg) overall weight reduction achieved by the FSI model versus the standard model Lupo. Similar in strength to steel at half the weight, titanium is also approximately twice as flexible as steel, resulting in spring designs that are significantly lighter (60%-70%) and offer up to a 40% height reduction as compared to corresponding steel springs. The titanium springs are produced by the same suppliers as steel springs using the same production equipment.

         TIMET has been working for a number of years on a strategy to gain widespread acceptance of titanium in the automobile industry. Due to the material's excellent physical and mechanical properties, it is already well established in the racing car and limited production exotic sport car segments, where material cost is less of a factor. In order to meet material performance objectives at the prices required to gain acceptance in large volume production vehicles, TIMET has developed new high volume production methods, as well as three relatively low cost titanium alloys suitable for many automotive applications.

         The first major achievement in this strategy was realized earlier this year when Chevrolet announced that the high performance 2001 Corvette Z06 would carry a titanium exhaust system, the first significant titanium component ever selected for a production automobile. The Corvette exhaust is produced from TIMETAL Exhaust Grade(TM) titanium, which has properties tailored specifically for exhaust systems. The titanium exhaust system is the largest single contributor to weight reduction on the Z06, saving 18 pounds over the previous year's hard top model, as well as offering significant improvement in corrosion protection. About 6,500 of the 2001 model year Corvette Z06s are currently expected to be manufactured.

         Titanium exhaust systems and suspension springs now offer two of the greatest mass reductions available to vehicle engineers. Consequently, these recent breakthroughs have now attracted the attention of sport utility vehicle, luxury car, minivan, and truck manufacturers seeking to improve performance and to lighten their vehicles in order to reduce emissions in compliance with mandated clean air standards.

         TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.
                                    o o o o o